AGREEMENT CONCERNING JOINT FILING
                            OF SCHEDULE 13D


The undersigned agree as follows:

          (i)  each of them is individually eligible to use the
Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness of accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated:  November 3, 1995


                              * * * * * *

                         (Page 27 of 64 pages)
                              INDEPENDENCE MINING COMPANY INC.


                              By Robert W. Micsak
                                --------------------------------------
                              Its Vice President
                                 -------------------------------------

                              MINORCO (U.S.A.) INC.


                              By Ben L. Keisler
                                --------------------------------------
                              Its Vice President
                                 -------------------------------------


                              MINORCO


                              By N. Jordan
                                --------------------------------------
                              Its Secretary
                                 -------------------------------------


                         (Page 28 of 64 pages)